Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Oncternal Therapeutics, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-254985) and Form S-8 (Nos. 333-233288, 333-254581, and 333-263703) of Oncternal Therapeutics, Inc. of our report dated March 9, 2023, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

San Diego, California

March 9, 2023